BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC
                     FORM OF SUB-ADMINISTRATION AGREEMENT

          THIS AGREEMENT is made as of ________, [____] by and between BACAP DISTRIBUTORS, LLC, a Delaware limited liability company ("BACAP"), and [______], ("Sub-Administrator").

                             W I T N E S S E T H:

          WHEREAS, BACAP Alternative Multi-Strategy Fund, LLC ("the Fund") is registered as a closed-end, non-diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, the Fund has retained BACAP to provide administration, accounting and investor services as provided in the Administration, Accounting and Investor Services Agreement dated [________], 2003, between BACAP and the Fund, and BACAP has agreed to furnish such services.

          WHEREAS,  BACAP  wishes  to  retain   Sub-Administrator  to  provide
administration, accounting and investor services to BACAP with respect to the Fund.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   Definitions. As Used in this Agreement:

     (a)  "1933 Act" means the Securities Act of 1933, as amended.

     (b)  "1934 Act" means the Securities Exchange Act of 1934, as amended.

     (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Managers to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d) "Board of Managers" and "Members" shall have the same meanings as set forth in the Fund's limited liability company agreement (the "Limited Liability Company Agreement").

     (e)  "CEA" means the Commodities Exchange Act, as amended.

     (f) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

     (g)  "Interests" means limited liability company interests in the Fund.

     (h) "Oral Instructions" mean oral instructions received by Sub-Administrator from an Authorized Person or from a person reasonably believed by Sub-Administrator to be an Authorized Person. Sub-Administrator may, in its sole discretion in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (i) "Organizational Documents" mean, in the case of the Fund, the prospectus, statement of additional information, Limited Liability Company Agreement, or other documents constituting the Fund.

     (j)  "SEC" means the Securities and Exchange Commission.

     (k) "Securities Laws" means the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

     (l) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by Sub-Administrator or (ii) trade instructions transmitted (and received by Sub-Administrator) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Appointment. BACAP hereby appoints Sub-Administrator to provide administration, accounting and investor services with respect to the Fund, in accordance with the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees to furnish such services.

3. Delivery of Documents. BACAP has provided or, where applicable, will provide Sub-Administrator with the following:

     (a) at Sub-Administrator's request, certified or authenticated copies of the resolutions of the Fund's Board of Managers, approving the appointment of BACAP to provide services to the Fund;

     (b)  a copy of Fund's most recent effective registration statement;

     (c)  a copy of the Fund's advisory agreement or agreements;

     (d) a copy of the distribution/underwriting agreement with respect to the Fund;

     (e)  a copy of each additional administration agreement;

     (f) a copy of each distribution and/or Member servicing plan and agreement made in respect of the Fund; and

     (g) copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing.

4. Compliance with Rules and Regulations. Sub-Administrator undertakes to comply with all applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by Sub-Administrator hereunder. Except as specifically set forth herein, Sub-Administrator assumes no responsibility for such compliance by BACAP, the Fund or other entity.

5.   Instructions.

     (a) Unless otherwise provided in this Agreement, Sub-Administrator shall act only upon Oral Instructions or Written Instructions.

     (b) Sub-Administrator shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by Sub-Administrator to be an Authorized Person) pursuant to this Agreement. Sub-Administrator may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of Organizational Documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Managers or of the Fund's Members, unless and until Sub-Administrator receives Written Instructions to the contrary.

     (c) BACAP agrees to forward to Sub-Administrator Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by Sub-Administrator or its affiliates) so that Sub-Administrator receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by Sub-Administrator or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or Sub-Administrator's ability to rely upon such Oral Instructions.

6.   Right to Receive Advice.

(a) Advice of BACAP. If Sub-Administrator is in doubt as to any action it should or should not take, Sub-Administrator may request directions or advice, including Oral Instructions or Written Instructions, from BACAP.

(b) Advice of Counsel. If Sub-Administrator shall be in doubt as to any question of law pertaining to any action it should or should not take, Sub-Administrator may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or Sub-Administrator, at the option of Sub-Administrator).

(c) Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions Sub-Administrator receives from BACAP or the Fund and the advice Sub-Administrator receives from counsel, Sub-Administrator may rely upon and follow the advice of counsel.

(d) Protection of Sub-Administrator. Sub-Administrator shall be indemnified by BACAP and without liability for any action Sub-Administrator takes or does not take in reliance upon directions or advice or Oral Instructions or Written Instructions Sub-Administrator receives from or on behalf of BACAP or from counsel and which Sub-Administrator believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon Sub-Administrator (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7.   Records; Visits.

     (a) The books and records pertaining to the Fund which are in the possession or under the control of Sub-Administrator shall be the property of BACAP. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. BACAP and Authorized Persons shall have access to such books and records at all times during Sub-Administrator's normal business hours. Upon the reasonable request of the BACAP, copies of any such books and records shall be provided by Sub-Administrator to BACAP or to an Authorized Person, at BACAP's expense.

     (b) Sub-Administrator shall keep the following records: (i) all books and records with respect to the Fund's books of account; (ii) records of the Fund's securities transactions; and (iii) all other books and records as Sub-Administrator is required to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

8. Confidentiality. Each party shall keep confidential any information relating to the other parties' businesses ("Confidential Information"). Confidential Information shall include (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund, BACAP or Sub-Administrator, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, BACAP or Sub-Administrator a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential.

          Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations if it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party written notice of such requirement, to the extent such notice is permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9. Liaison with Accountants. Sub-Administrator shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to the Fund. Sub-Administrator shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

10. Sub-Administrator System. Sub-Administrator shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Sub-Administrator in connection with the services provided by Sub-Administrator to BACAP and the Fund.

11. Disaster Recovery. Sub-Administrator shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, Sub-Administrator shall, at no additional expense to BACAP, take reasonable steps to minimize service interruptions. Sub-Administrator shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by Sub-Administrator's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12. Compensation. As compensation for services rendered by Sub-Administrator during the term of this Agreement, BACAP will pay to Sub-Administrator a fee or fees as may be agreed to in writing by BACAP and Sub-Administrator.

13. Indemnification. BACAP agrees to indemnify, defend and hold harmless Sub-Administrator and its affiliates, including their respective officers, directors, agents and employees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, attorneys' fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which Sub-Administrator takes in connection with the provision of services to BACAP and the Fund. Neither Sub-Administrator, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by Sub-Administrator's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of Sub-Administrator's activities under this Agreement. The provisions of this Section 13 shall survive termination of this Agreement.

14.  Responsibility of Sub-Administrator.

     (a) Sub-Administrator shall be under no duty to take any action hereunder on behalf of BACAP or the Fund except as specifically set forth herein or as may be specifically agreed to by Sub-Administrator and BACAP in a written amendment hereto. Sub-Administrator shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing services provided for under this Agreement. Sub-Administrator shall be liable only for any damages arising out of Sub-Administrator's failure to perform its duties under this Agreement to the extent such damages arise out of Sub-Administrator's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

     (b) Notwithstanding anything in this Agreement to the contrary, (i) Sub-Administrator shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; or non-performance by a third party; and (ii) Sub-Administrator shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which Sub-Administrator reasonably believes to be genuine.

     (c) Notwithstanding anything in this Agreement (whether contained anywhere in Sections 15-17 or otherwise) to the contrary, BACAP hereby acknowledges and agrees that (i) Sub-Administrator, in the course of providing tax-related services or calculating and reporting portfolio performance hereunder, may rely upon Sub-Administrator's interpretation of tax positions or its interpretation of relevant circumstances (as determined by Sub-Administrator) in providing such tax services and in determining methods of calculating portfolio performance to be used, and that
          (ii) Sub-Administrator shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage is substantially due to Sub-Administrator's gross negligence or willful misconduct.

     (d) Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sentence, BACAP hereby acknowledges and agrees that Sub-Administrator shall not be liable for any losses or damages of any kind associated with any tax filings with which Sub-Administrator has assisted in any way except to the extent such loss or damage is substantially due to Sub-Administrator's gross negligence or willful misconduct; provided, however, that Sub-Administrator shall not be found to have been grossly negligent for losses or damages associated with areas of responsibility that the judiciary, regulators (or other governmental officials) or members of the hedge fund industry determine would otherwise apply to Sub-Administrator (or similar service providers) and which, as of the date hereof, have yet to be identified by such parties as areas for which Sub-Administrator (or any similar service provider) is (or would be) responsible.

     (e) Notwithstanding anything in this Agreement to the contrary, (i) neither Sub-Administrator nor its affiliates shall be liable for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by
          Sub-Administrator or its affiliates and (ii) Sub-Administrator's cumulative liability to the Fund for all losses, claims, suits, controversies, breaches or damages for any cause whatsoever (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory shall not exceed the lesser of $100,000 or the fees received by Sub-Administrator for services provided hereunder during the 12 months immediately prior to the date of such loss or damage.

     (f) No party may assert a cause of action against Sub-Administrator or any of its affiliates that allegedly occurred more than 12 months immediately prior to the filing of the suit (or, if applicable, commencement of arbitration proceedings) alleging such cause of action.

     (g) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (h) The provisions of this Section 14 shall survive termination of this Agreement.

15.  Description   of   Accounting    Services   on   a   Continuous    Basis.
     Sub-Administrator will perform the following accounting services with respect to the Fund:

     (a)  Journalize   investment,   capital  share  and  income  and  expense
          activities;

     (b)  Maintain individual ledgers for investment securities;

     (c)  Maintain historical tax lots for each security;

     (d) Reconcile cash and investment balances of the Fund with the Custodian;

     (e) Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations;

     (f) Calculate various contractual expenses (e.g., advisory and custody fees);

     (g) Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

     (h) Control all disbursements and authorize such disbursements upon Written Instructions;

     (i)  Calculate capital gains and losses;

     (j)  Determine net income;

     (k) Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of the Fund's Investments;

     (l) Transmit or mail a copy of the daily portfolio valuation to the Adviser;

     (m)  Compute net asset value;

     (n)  As  appropriate,  compute  yields,  total  return,  expense  ratios,
          portfolio  turnover  rate,  and,  if  required,   portfolio  average
          dollar-weighted maturity; and

     (o) Prepare a monthly financial statement, which will include the following items: Schedule of Investments Statement of Assets and Liabilities Statement of Operations Statement of Changes in Net Assets Cash Statement Schedule of Capital Gains and Losses.

16.  Description   of   Administration   Services  on  a   Continuous   Basis.
     Sub-Administrator will perform the following administration services with respect to the Fund:

     (a)  Prepare quarterly broker security transactions summaries;

     (b)  Prepare monthly security transaction listings;

     (c) Supply various normal and customary Fund statistical data as requested on an ongoing basis;

     (d) Prepare for execution and file the Fund's Federal and state tax returns;

     (e) Prepare and file the Fund's Semi-Annual Reports with the SEC on Form N-SAR;

     (f) Prepare and file with the SEC the Fund's annual, semi-annual, and quarterly Member reports;

     (g) Assist in the preparation of registration statements and other filings relating to the registration of Interests; and

     (h) Coordinate contractual relationships and communications between the Fund and its contractual service providers.

17. Description of Investor Services on a Continuous Basis. Sub-Administrator will perform the following functions:

     (a) Maintain the register of Members of the Fund and enter on such register all issues, transfers and repurchases of Interests in the Fund;

     (b) Arrange for the calculation of the issue and repurchase prices of Interests in the Fund in accordance with the Limited Liability Company Agreement;

     (c) Allocate income, expenses, gains and losses to individual Member's capital accounts in accordance with the Fund's Limited Liability Company Agreement;

     (d) Calculate the Incentive Allocation, if applicable, in accordance with the Limited Liability Company Agreement and reallocate corresponding amounts from the applicable Member's capital accounts to the Board of Managers' capital account; and

     (e) Prepare and mail annually to partners any required Form K-1 in accordance with applicable tax regulations.

18. Duration and Termination. This Agreement shall continue until terminated by BACAP or by Sub-Administrator on sixty (60) days' prior written notice to the other party. In the event BACAP gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all trailing expenses incurred by Sub-Administrator, will be borne by BACAP.

19. Reports. Sub-Administrator agrees to prepare such reports as BACAP or the Fund shall request in order for BACAP and the Fund to monitor and supervise the services provided under this Agreement.

20.  Notices. Notices shall be addressed

     (a)  if to Sub-Administrator, at [___], Attention: [___];

     (b)  if  to  BACAP,  at  101  S.  Tryon  Street,  Charlotte,  NC,  28255,
          Attention: [___]; or

     (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22. Assignment. Sub-Administrator may assign its rights and obligations hereunder to any majority-owned direct or indirect subsidiary of Sub-Administrator, provided that Sub-Administrator gives BACAP 30 days prior written notice of such assignment.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25.  Miscellaneous.

     (a) Except as expressly provided in this Agreement, Sub-Administrator hereby disclaims all representations and warranties, express or implied, made to BACAP or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. Sub-Administrator disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (b) This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of Sub-Administrator are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of BACAP, the Fund or any other person.

     (c) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

     (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     (e) The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BACAP DISTRIBUTORS, LLC

By: ____________________________________
Title: _________________________________


SUB-ADMINISTRATOR

By: ____________________________________
Title: _________________________________

03564.0004 #375591